UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2019

SailPoint Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38297	47-1628077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11120 Four Points Drive, Suite 100, Austin, Texas		78726
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 346-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share)	SAIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

On November 27, 2019, Cam McMartin, the Chief Operating Officer of SailPoint Technologies Holdings, Inc., a Delaware corporation (“Company”), and of SailPoint Technologies, Inc., a wholly owned subsidiary of the Company (“OpCo” and together with the Company and the Company’s other subsidiaries, the “SailPoint Affiliated Entities”), submitted his resignation from these positions (and any other positions at the SailPoint Affiliated Entities) to the Company, effective December 31, 2019.  In connection with his resignation, on November 27, 2019, OpCo and Mr. McMartin entered into a Separation Agreement (the “Separation Agreement”).  Mr. McMartin may revoke the Separation Agreement within a period of seven days after the execution date, after which time if not revoked, the Separation Agreement will become effective (the “Effective Date”).  Pursuant to the Separation Agreement, Mr. McMartin will remain the Chief Operating Officer of the Company and OpCo and will continue to receive his base salary and be eligible to participate in certain other compensation plans through December 31, 2019 (the “Termination Date,” and the period between the Effective Date and the Termination Date, the “Transition Period”).

After the Effective Date, provided that Mr. McMartin has not been terminated for cause or has not voluntarily resigned during the Transition Period, Mr. McMartin will be entitled to receive, among other things, (i) a cash lump sum severance payment of $1.25 million, less applicable taxes and deductions payable in January 2020, and (ii) reimbursement for six months of insurance coverage under the Consolidated Omnibus Budget Reconciliation Act if incurred.  Unvested equity awards outstanding immediately prior to Mr. McMartin’s Termination Date will be forfeited pursuant to the terms and conditions of such equity awards.

In exchange for the foregoing, Mr. McMartin agreed to certain customary waivers and releases for the benefit of the SailPoint Affiliated Entities.  The Separation Agreement also contains customary provisions relating to, among other things, confidentiality, cooperation, non-disparagement and defamation, return of information and reaffirmation of prior employment and intellectual property agreements.  Additionally, for a period of one year following the Termination Date, Mr. McMartin will not, directly or indirectly, employ, hire, or solicit to hire any current employees of any SailPoint Affiliated Entity, or solicit, encourage, or otherwise assist any of the current employees of any SailPoint Affiliated Entity to leave such employment.  This non-solicit obligation is in addition to his existing obligations to OpCo.

Election of Directors

On November 27, 2019, the Board of Directors of the Company (the “Board”), upon the recommendation of its Nominating and Corporate Governance Committee, expanded the size of the Board to seven members and appointed Mr. McMartin to the Board, effective as of January 1, 2020, as a Class II Director, with a term expiring at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) or until his successor is elected and qualified, or, if earlier, until his death, disability, resignation, disqualification, or removal from the Board. Based on information provided by Mr. McMartin concerning his background, employment, and affiliations, the Board determined that Mr. McMartin does not meet the independence requirements under the rules of the New York Stock Exchange (the “NYSE”). There are no arrangements or understandings between Mr. McMartin and any other persons pursuant to which he was appointed as a director of the Company.  Mr. McMartin has been appointed as a member of the Board’s Cybersecurity Committee, effective as of January 1, 2020.

In connection with his appointment, Mr. McMartin will receive a restricted stock unit award with a value equal to approximately $56,667 under the SailPoint Technologies Holdings, Inc. 2017 Long Term Incentive Plan (the “LTIP”) with a grant date of January 1, 2020, which amount represents the prorated value of a $170,000 annual director award reduced to reflect the service period from the date of his appointment to the Board through the date of the 2020 annual meeting of stockholders, and which will vest on May 5, 2020.  Other than the Separation Agreement, there are no additional transactions between the Company and Mr. McMartin that would require disclosure under Item 404(a) of Regulation S-K that have not been previously disclosed in the Company’s filings with the Securities and Exchange Commission.

Beginning when Mr. McMartin joins the Board on January 1, 2020, Mr. McMartin will receive the standard non-employee director compensation for his service as a director, which compensation currently consist of:  (i) an annual cash retainer of $30,000 for his service on the Board, (ii) an annual cash retainer of $5,000 for his service on the Cybersecurity Committee, and (iii) following the 2020 annual meeting of stockholders, an annual equity award under the LTIP with a grant date value equal to $180,000, for each year following his initial partial year of service on the Board.

For a full description of the compensation program for the Company’s non-employee directors and the Company’s indemnification agreements, please see the Company’s Proxy Statement for its 2019 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 4, 2019.

Mr. McMartin has served as our Chief Operating Officer since May 2019 and as our Chief Financial Officer from 2011 to May 2019.  Mr. McMartin formerly served as Managing Director and Chief Financial Officer for CenterPoint Ventures, a $425 million venture capital group.  Before CenterPoint Ventures, Mr. McMartin held senior financial management positions with a number of corporations, including Chief Financial Officer at Convex Computer (NYSE: CNX) and Senior VP, Operations at Dazel.  Mr. McMartin holds a B.A. in Business Administration from Trinity University and an M.B.A. from the University of Michigan.

The Board believes that Mr. McMartin’s extensive financial and operating experience at software and technology companies over the course of his career qualify him to serve as a director.

Item 7.01 Regulation FD Disclosure.

On December 2, 2019, the Company issued a press release announcing the transition of Cam McMartin from Chief Operating Officer to the Board at the end of the year.  A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01, including the press release incorporated into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 2, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

Date: December 2, 2019	By:	/s/ Jason Ream
	Name:	Jason Ream
	Title:	Chief Financial Officer